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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                  ----------------


                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)                  January 27, 1998
                                                               ----------------



                               MTR GAMING GROUP, INC.
                               ----------------------
               (exact name of registrant as specified in its charter)


                                      DELAWARE
                                      --------
                    (State or other jurisdiction of incorporation)



        33-22521                                    84-1103135
------------------------                ------------------------------------
(Commission File Number)                (IRS Employer Identification Number)


                    STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
                    -------------------------------------------
                      (Address of principal executive offices)

                                       26034
                                     (Zip Code)


Registrant's Telephone Number, Including Area Code:    (304) 387-5712
                                                       --------------

                                        N/A
           -------------------------------------------------------------
           (Former name or former address, if changed since last report)



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Item 5. Other Events.

(a) Compliance With New Corporate Governance Standards of NASDAQ's Continued Listing Requirements.

     On January 27, 1998, in order to comply with the new corporate governance standards of NASDAQ's continued listing requirements for small-cap companies, the Board of Directors of MTR Gaming Group, Inc. (the "Company") authorized and approved the following actions:

     (i) the taking by the Company of all appropriate action necessary for the Company to satisfy the continued listing requirements for the NASDAQ Stock Market;

     (ii) the amendment of the Company's By-Laws (as of January 27, 1998) to increase the number of members of the Company's Board of Directors to seven;

     (iii) the nomination of Mr. James V. Stanton and Mr. William D. Fugazy, Jr., subject to their acceptance of such nomination, to fill two of the vacancies created by the amendment of the Company's By-laws, and to serve as independent directors of the Company until the next annual meeting of the Shareholders of the Company or until their successors are elected and qualified (and in so doing, the Board noted that (A) neither of such nominees is now or ever has been an officer, director or consultant of the Company or any of its subsidiaries; (B) neither of such nominees now has or ever had any relationship with the Company that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director; and (C) both have business experience that will benefit the Company and its shareholders); and

     (iv) the establishment (as of January 27, 1998) of an Audit Committee of the Board of Directors (for the purposes of undertaking those matters customarily undertaken by an audit committee) the members of which shall be Edson R. Arneault, the Company's President (as Chairman), and Mr. Stanton and Mr. Fugazy immediately upon their acceptance of their nomination to the Company's Board of Directors.

     On February 18, 1998, Messrs. Stanton and Fugazy accepted their nominations to the Company's Board of Directors.

     James V. Stanton, 65, has his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 1971 to 1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading pari-mutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing, and Jai-Lai. Delaware


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North also owned the Boston Garden and the Boston Bruins hockey team.  From 1985 to 1994, Mr. Stanton was principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Indian gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian reservation in California, which generated annual revenues in excess of $50 million. Mr. Stanton also serves on the boards of CCA
Companies Incorporated, and Saf T Lok, Inc.

     Mr. Fugazy, 47, is presently Chairman of Camelot Ventures, Inc. which is a financial advisory firm based in New York City. Mr. Fugazy is a former Regional President of Koll Real Estate Service, a company which provided real estate services throughout the United States and internationally. Koll was one of the largest real estate services companies in the world and in August, 1997 merged
with CB Commercial Real Estate Group, Inc.   Mr. Fugazy served in this capacity
since January 1993. Prior to joining Koll, Mr. Fugazy was President of Tishman Management and Leasing Services Corporation, also a national real estate service company which was sold to Koll in 1992. Mr. Fugazy served in that capacity since September 1989. Prior to joining Tishman, Mr. Fugazy was Senior Vice President of Muller and Company, a national investment banking and securities brokerage operation. Mr. Fugazy is also a partner and officer of the Beacon Hotel and Resort Corporation, a hotel management company with offices in New York, Los Angeles, California and Miami Beach, Florida. Mr. Fugazy holds a B.S. Degree from Fordham University in New York.

     The Company's management believes that it is currently in compliance with the new corporate governance standards for NASDAQ's continued listing requirements which were approved by the Securities and Exchange Commission on August 22, 1997 and which take effect on February 23, 1998.

(b)  Resignation of Thomas K. Russell

     On February 16, 1998, the Company entered into an Amendment of Employment Agreement with Thomas K. Russell (the "Amendment Agreement") which governs, as of such date, the terms of Mr. Russell's employment with the Company. The Amendment Agreement replaced a May 10, 1994 agreement pursuant to which Mr. Russell served as an officer and director of the Company. As of February 16, 1998 neither the Company nor Mr. Russell have any further rights or obligations under the May 10, 1994 agreement. Pursuant to the terms of the Amendment
Agreement: (i) Mr. Russell resigned from all directorships and offices that he held with the Company and its affiliates (the "Companies") prior to February 16, 1998 and from membership on any committees of the Companies; (ii) the Company agreed to pay Mr. Russell the sum of $99,676.94 offset by any advance or pay received by him from the Company after December 31, 1997 (such offsets totaling $48,000); (iii) the Company agreed to employ Mr. Russell as an assistant to the President for a term of twenty (20) months commencing on January 1, 1998 and terminating on September 15, 1999 (during which time Mr. Russell will not be expected to devote more than fifteen (15) hours per month to the business of the Company in consideration of a salary of $1,000.00 per month); and (iv) the Company and Mr. Russell agreed on certain other provisions including a release and indemnification, medical insurance, non-disclosure and confidentiality. In addition, the Company and Mr. Russell agreed that all of their respective obligations under the Amendment Agreement are expressly conditioned on the


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compliance by the other party with its obligations under such agreement.

     Mr. Russell expressly acknowledged in the Amendment Agreement that his resignation (as described above) was not the result of any disagreement with the Company on any matter relating to its operations, policies, practices or procedures within the meaning of Item 6 of Form 8-K.

(c)  Appointment of Officers.

     On January 27, 1998, at the regular meeting of the board of directors of the Company, the board appointed the following officers to serve until the first regular meeting of the board of directors after the next annual meeting of the Company's shareholders: Edson R. Arneault shall serve as president, chief executive officer, treasurer, and chief financial officer; Rose Mary Williams shall serve as secretary; Robert L. Ruben shall serve as assistant secretary; and Robert A. Blatt shall serve as assistant secretary. In a separate action, the Company's wholly owned subsidiary, Mountaineer Park, Inc., elected the same persons to the same offices.

(d)  Purchase of 350 Acre Property in Hancock County, West Virginia.

     On February 12, 1998, Mountaineer Park, Inc. a subsidiary of the Company acquired from Realm, Inc., an Ohio corporation, a 350 acre property located in Chester, Hancock County, West Virginia for a purchase price of $240,000, exclusive of brokerage fees and closing costs of approximately $30,000 (the "New Property"). The New Property is unimproved and is contiguous with the existing 606 acre property previously acquired by the Company in Chester, West Virginia on which the Company's Mountaineer Racetrack & Gaming Resort is situated (the "Existing Property"). The New Property is separate from the 350 acre property (with respect to which the Company currently holds a purchase option) which is also contiguous to the Existing Property. The company currently has no plans for the development of the New Property.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits.

     1.   Action of the Board of Directors dated January 27, 1998;
     2.   Amended By-laws of the Company;
     3. Letter Agreement by and between the Company and James V. Stanton dated February 18, 1998;
     4. Letter Agreement by and between the Company and William D. Fugazy, Jr. dated February 18, 1998;
     5.   Amendment of Employment Agreement by an between the Company and Thomas
          K. Russell dated February 16, 1998
     6. Purchase Agreement by and between Mountaineer Park , Inc. and Realm, Inc., an Ohio corporation, dated February 12, 1998.
     7.   Deed dated February 13, 1998, executed  by Realm, Inc.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              MTR GAMING GROUP,  INC.



                              By:
                                  -----------------------------
                                   Edson R. Arneault, President



Date:     February 20, 1998





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